UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

The disclosure provided in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

The Company entered into a Credit Agreement dated as of November 17, 2017 (the “Credit Agreement”) among the Company and certain subsidiaries of the Company, as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and a letter of credit issuer, the other lenders party to the Credit Agreement, JP Morgan Chase Bank, N.A., and HSBC Securities (USA) Inc., as syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sumitomo Mitsui Banking Corporation, and Wells Fargo Bank, National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Inc., HSBC Securities (USA) Inc., and JP Morgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

The Credit Agreement provides for a term loan facility under which the Company obtained term loans in an aggregate principal amount of $950,000,000 (the “Term Loan Facility”), and a revolving credit facility under which the Company may borrow and obtain letters of credit up to $1,200,000,000 (the “Revolving Credit Facility”).  The Term Loan Facility and the Revolving Credit Facility will mature on November 17, 2022.

The proceeds of the Term Loan Facility and loans under the Revolving Credit Facility were used, on the closing date under the Credit Agreement, to refinance the loans and other credit extensions made under the Existing Term Loan Credit Agreement and the Existing Revolver (see “Amendment and Restatement of Existing Credit Facilities” below).

At the Company’s option, loans under the Revolving Credit Facility and the Term Loan Facility may be “Base Rate Loans” or “Eurocurrency Rate Loans” and bear interest at a “Base Rate” or “Eurocurrency Rate,” respectively, plus the “Applicable Rate.”  The Base Rate is for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” and (iii) the Eurocurrency Rate plus 1.00%. The Eurocurrency Rate is a rate per annum determined for the applicable interest period by reference to the London interbank offered rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the administrative agent from time to time).

The Applicable Rate for Base Rate Loans and Eurocurrency Rate Loans depend on the consolidated leverage ratio for the Company and its subsidiaries as set forth in the most recent compliance certificate received by the administrative agent.  For the Revolving Credit Facility, the Applicable Rate for Base Rate Loans is between 0.000% and 0.175%, and the Applicable Rate for any Eurocurrency Rate Loan is between 0.900% and 1.175%.  For the Term Loan Facility, the Applicable Rate for Base Rate Loans is between 0.000% and 0.375%, and the Applicable Rate for any Eurocurrency Rate Loan is between 1.000% and 1.375%.

The Credit Agreement provides that certain initial designated borrower subsidiaries of the Company are eligible to borrow under the Revolving Credit Facility.  The Company may designate additional subsidiaries as designated borrowers subject to the sole discretion of the requisite lenders under the Revolving Credit Facility and the administrative agent.

The obligations under the Credit Agreement are unsecured and are and will be guaranteed by each subsidiary of the Company (other than certain excluded subsidiaries pursuant to the Credit Agreement).

Excluded subsidiaries include, among others, (i)(a) subsidiaries that as of the end of the then most recently ended fiscal quarter of the Company for the period of four consecutive fiscal quarters then ended contributed five percent (5%) or less of the Company’s and its subsidiaries’ consolidated revenues (adjusted to eliminate the effect of intercompany transactions) for such period, or (b) the consolidated total assets reflected on the balance sheet of such subsidiary as of the end of such fiscal quarter were five percent (5.0%) or less or of the Company’s and its subsidiaries’ consolidated total assets (adjusted to eliminate intercompany transactions) as of such date, or (ii) any subsidiary of the Company if such subsidiary of the Company providing a guaranty could result in actual or potential adverse tax consequence to the Company and its subsidiaries.

The Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements; notices of default and certain other material events; payment of obligations; preservation of corporate existence, rights, privileges, permits, licenses, franchises and intellectual property; maintenance of property and insurance and compliance with laws. The Credit Agreement contains customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of liens, investments and indebtedness; mergers and certain other fundamental changes; dispositions of assets; restricted payments; changes in the Company’s line of business; transactions with affiliates and burdensome agreements.

The Credit Agreement contains a financial covenant requiring maintenance of a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 as of the end of any fiscal quarter.

The Credit Agreement contains a financial covenant requiring maintenance of a maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) of 3.75 to 1.00 as of the end of any fiscal quarter, which may be increased to 4.00 to 1.00 in any fiscal quarter ending on or prior to September 30, 2018 at the Company’s option if immediately following the settlement payment with respect to a pending litigation matter (the “MDL Contract Action,” as defined in the Credit Agreement), on a pro forma basis, the Consolidated Leverage Ratio is greater than 3.50 to 1.00.

Notwithstanding the financial covenants described above, if a financial covenant or ratio calculation is defined in a manner that is less restrictive than the same financial covenant or ratio calculation set forth in the Company’s Senior Notes (as defined in the Credit Agreement), such “More Favorable Provision” will only become less restrictive once the Senior Notes are either (x) amended to have a corresponding covenant or calculation that is no more restrictive than such More Favorable Provision or (y) repaid in full and not replaced with indebtedness that contains a corresponding covenant or calculation that is more restrictive than such More Favorable Provision.

The Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, insolvency proceedings, inability to pay debts, material judgments, certain events related to pension plans, the invalidity or revocation of any loan document of the Company or any subsidiary that becomes a guarantor as described above, a “change of control” of the Company or certain material regulatory actions.  If an event of default occurs under the Credit Agreement, the lenders may, among other things, terminate the commitments to extend credit under the Revolving Credit Facility and declare immediately payable all borrowings under the Credit Agreement.

The Credit Agreement provides that the Company will repay to the lenders the aggregate principal amount of all Term Loan Facility borrowings in quarterly principal installments on the last business day of each fiscal quarter commencing March 31, 2018 in an amount equal to $11,875,000, with a final principal repayment installment on the maturity date equal to the aggregate principal amount of all Term Loan Facility borrowings outstanding on such date.  The Credit Agreement provides that the Company will repay the aggregate principal amount of the Revolving Credit Facility on the maturity date.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Amendment and Restatement of Existing Credit Facilities

In connection with the Company’s entry into the Credit Agreement, each of (i) the Company’s existing Second Amended and Restated Credit Agreement, dated as of June 3, 2014, entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the credit agreement, JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as syndication agents, and Union Bank, N.A. and Santander Bank, National Association, as co-documentation agents (the “Existing Revolver”), and (ii) the Company’s existing Term Loan Credit Agreement, dated as of August 21, 2015, among Stericycle, Inc., as borrower, Bank of America, N.A., as Administrative Agent and as a lender, and Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Santander Bank, N.A., MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, BMO Harris Bank N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, HSBC Bank plc, CoBank, ACB, The Northern Trust Company, Compass Bank, PNC Bank, National Association and UniCredit Bank AG, New York Branch, as lenders (the “Existing Term Loan Credit Agreement”), were deemed to be amended, restated and consolidated by the Credit Agreement.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Credit Agreement, dated as of November 17, 2017, among Stericycle, Inc., and certain subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swing line lender, a lender and a letter of credit issuer, other lenders party to the credit agreement, JP Morgan Chase Bank, N.A., and HSBC Securities (USA) Inc., as syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sumitomo Mitsui Banking Corporation, and Wells Fargo Bank, National Association as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Inc., HSBC Securities (USA) Inc., and JP Morgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017	STERICYCLE, INC.

	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer